EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Infocrossing, Inc.:

We consent to the use of our report dated June 22, 2005 included herein on the Form 8-K of Infocrossing, Inc., with respect to the balance sheets of
(I)Structure, LLC as of December 31, 2004, 2003, and 2002, and the related statements of operations, cash flows and changes in member's equity for each of the years in the three-year period ended December 31, 2004.

                                  /s/ KPMG LLP

                                    KPMG LLP

Denver, Colorado
February 10, 2006